As filed with the Securities and Exchange Commission on August 26 , 2015

 Registration No. 333-201698

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Separation Degrees - One, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	47-2755771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Separation Degrees - One, Inc.

 77 Geary Street, 5th Floor

San Francisco, CA 94108

Phone: (949) 500-6960

Fax: (949) 209-1920

(Name, Address, including zip code, and telephone and facsimile number,

including area code, of registrants' principal executive offices)

Gannon Giguiere

 77 Geary Street, 5th Floor

San Francisco, CA 94108

Phone: (949) 500-6960

Fax: (949) 209-1920

(Name, Address, including zip code, and telephone and facsimile number,

including area code, of agent of service)

Copy to:

Sharon Mitchell

SD Mitchell & Associates, PLC

829 Harcourt Rd.

Grosse Pointe Park, MI 48230

(248) 515-6035

(Name, Address, including zip code, and telephone number,

including area code, of agent of service)

Approximate date of commencement sales to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)

Common Stock, $0.0001 par value per share	20,000,000	$0.20	$4,000,000	$464.80

__________

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act of 1933.

(2) Previously paid.

The Registrant hereby amends this Registration Statement (the "Registration Statement") on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted

Subject to Completion, Dated  August ____, 2015

Prospectus

SEPARATION DEGREES - ONE, INC.

20,000,000 Shares of Common Stock

This is the initial offering of Common Stock of Separation Degrees - One, Inc. We are offering for sale a total of 20,000,000 shares of Common Stock at a fixed price of $0.20 per share for the duration of the Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to be completed, and we will retain the proceeds from the sale of any of the offered shares, which are sold. The Offering is being conducted on a self-underwritten, best efforts basis. Our Officers and Directors will attempt to sell the shares directly to friends, family members and business acquaintances. None of our Officers and Directors will receive commission or any other remuneration for such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.20 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $4,000,000. All funds raised hereunder will become immediately available to us and will be used in accordance with our intended "Use of Proceeds" as set forth herein. Because the offering has no set minimum, we may fail to raise enough capital to fund our intended operations. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)

Common Stock	$0.20	Not Applicable	$3,900,000.00	$2,900,000.00	$1,900,000.00

Total	$0.20	Not Applicable	$3,900,000.00	$2,900,000.00	$1,900,000.00

Our independent registered public accountant has issued an audit opinion for the period Ended December 31, 2014, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized any persons to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933 and as such we may take advantage of reduced reporting burdens, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investing in our common stock involves risk. Please see "Risk Factors" beginning on page 8.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHEIR THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______ __, 2015, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, the prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. The summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

Company Overview

Separation Degrees - One, Inc. ("SDOI", "we" or the "Company") is an emerging growth company that develops multi pronged marketing and eCommerce solutions for brands looking to become more competitive and relevant in the domestic and international marketplaces. We were incorporated in Delaware on December 7, 2014, and are headquartered in California at 77 Geary Street, 5th Floor San Francisco, CA, 94108. Our focus is to be unique in our comprehensive solution to the Business-to-Consumer ("B-to-C") and Business-to-Business ("B-to-B") markets. While there are many companies that offer eCommerce, marketing, and product fulfillment solutions, there are few that can provide a truly integrated seamless experience. We provide the design, set up, and maintenance of customized eCommerce platforms, complete warehousing and order fulfillment, and call center support for the brands we represent. In conjunction therewith, we provide Software as a Service ("SAAS") catalogue and inventory management that manages product placement and complex pricing strategies for selling product into online market places and comparison-shopping sites.

Our initial software was acquired from our Founder, Gannon K. Giguiere on December 19, 2014. That software is a proprietary SAAS eCommerce platform called "One Degree of Separation," which will allow us to coordinate efforts of brands to holistically message, market and sell their products through different Internet channels. Additionally, we provide search engine marketing, social media marketing, interactive media planning, buying and placement, and design services to facilitate a complete technical and marketing solution.

The eCommerce market has grown significantly over the last several years, as consumers have increasingly shifted their retail purchases from traditional brick and mortar stores to online stores and digital marketplaces. This trend has created many opportunities for retailers and manufacturers, but at the same time has resulted in additional challenges, including the need to manage product data and transactions across hundreds of highly fragmented online channels where data attributes vary, requirements change frequently, and the pace of innovation is rapid and increasing.

In response to these challenges, we will offer retailers and manufacturers solutions that enable them to integrate, manage and optimize their merchandise sales across disparate online channels. As online channels frequently update their product information requirements, policies, merchandising strategies and integration specifications, our solutions will enable retailers and manufacturers to stay up to speed with the ever-changing Internet, allowing brands to efficiently analyze and manage their products on new and existing online channels.

Our services span three practice areas that focus on the customer shopping experience while facilitating and supporting the entire lifecycle of eCommerce transactions: (1) Ecommerce Infrastructure, (2) Ecommerce Sales and Marketing, and (3) Ecommerce Transactional Support. We earn revenue from service-based fees for technical development; subscription fees paid by brands for access to our various cloud-based solutions; participation fees for media planning, buying and placement, either in the form of a percentage of spend, or participation in the actual transaction; direct sales of products when most beneficial; and creative development fees. We seek to target brands in the United States, Canada, China, India, and the United Kingdom.

Currently, we have only one customer from which we are generating revenue; however, we believe that our customer base will expand and will continue to grow as more and more people learn about our service.

Although we were only recently incorporated and are in the development stage, we believe that this Offering will provide us with added flexibility to raise capital in today's financial climate. We believe that investors in today's markets demand more transparency. By our registering this Offering and becoming a reporting company, we will provide that transparency to our investors. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective (when in fact, it does become effective) we will not become a "fully reporting" company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, unless we subsequently register our shares of Common Stock pursuant to Section 12(b) or 12(9) of the Securities Exchange Act of 1943, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. Further, our required disclosure is less extensive than the disclosures required of "fully reporting" companies. For example, we are not subject to disclose, in our Form 10K, risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating the Company; formulating the 2015 through 2017 annual operating plan; completing an asset acquisition from our Founder Gannon K. Giguiere; engaging key management, consultants and operation personnel; and commencing early-stage operations. We plan to, within 2-3 months after obtaining a Notice of Effectiveness of the Offering, accelerate the plan of operations that calls for us to extend marketing and advertising services for new potential brands. We hope to achieve initial substantive growth through our sales team's marketing of our products and services. The effectiveness of the sales team in increasing the client base would have the greatest positive effect on our revenue. We hope to realize the full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if the full amount of funds contemplated in this Offering are raised, we will be able to fully launch our Company and properly market our eCommerce and online advertising platform solutions. Conversely, if we close the offering following the sale of substantially less then the maximum shares offered, our ability to fully launch our intended operations to market our solutions will be limited.

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Although this is our initial public offering and there is no present market for our common stock, management believes that we will meet all requirements to be quoted on OTC Markets, although no assurances can be given that this will prove to be the case. Even though our common stock initially will be a penny stock, becoming a reporting company is expected to provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We currently have limited revenues. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the audit report to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt and equity financings to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow us to continue to grow our business operations, and to cover such costs, including professional fees, associated with being a reporting company with the Securities and Exchange Commission ("SEC"). We estimate such costs to be approximately $60,000 for the 12 months following this Offering. We have included such costs to become a publicly reporting company in our targeted expenses for working capital expenses and intend to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our Founder, Gannon K. Giguiere, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investments in us.

Our current cash and working capital is not sufficient to cover our current estimated expenses for our planned growth over the next 12 months, including moving to a larger facility; growing our sales team; adding key technical resources search engine optimization, web front end, and enterprise developers; and launching meaningful marketing brand awareness. Our estimated expenses also include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months, in order to initiate our marketing and anticipated growth. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from the offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of the Offering. Assuming we generate only nominal revenues, we will require additional financing to fund our operations during the twelve-month period following the completion of the Offering if all or substantially all of the shares offered hereby are not sold. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under the Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel we employ. These factors are directly related to the amount of proceeds we receive from the Offering, which corresponds to the number of shares we are successful in selling under the Offering (see "Use of Proceeds"). We believe we can begin generating accelerating revenues within the first three months following the successful completion of the Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well-targeted execution of our marketing campaign, the general condition of the economy, and the number of brands we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled "Description of Business".

We are neither a "Shell Company" as defined in Rule 405 under the Securities Act of 1933 as amended, or a "Blank Check Company" as defined in Rule 419 (a2) under the Securities Act of 1933, as amended. We have a detailed business plan and business related assets and have no present plans or intentions to engage in a merger or acquisition with an identified company or companies, or other entity or person.

Corporate Information

Our principal executive offices are located at 77 Geary, Street, 5th Floor, San Francisco, CA 94100. Our telephone number is (949) 500-6960. Our website address is http://www.separation.degrees.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startup Act of 2012, or JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 13st, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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SUMMARY OF THE OFFERING

The Issuer	Separation Degrees - One, Inc.

Securities being offered	Up to 20,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled "DESCRIPTION OF SECURITIES - Common Stock."

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis. There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the sold shares.

Per Share Price	$0.20

No Revocation

Once you submit a Subscription Agreement and we accept it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

Although we have not yet engaged a market maker, we intend to apply to the OTCBB and OTC Markets, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 50,000,000 shares of Preferred Stock issued and outstanding as of the date of this prospectus, 99,100,000 shares of Common Stock issued and outstanding as of the date of this prospectus, 0 Stock Options granted as of the date of this prospectus, and 0 Warrants issued as of the date of this prospectus. Shares currently issued and outstanding are held by our Founder, Executive Management Team, Employees and Consultants.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $100,000.

Net Proceeds to the Company

We are offering 20,000,000 shares of Common Stock, $0.0001 par value at an offering price of $0.20 per Share for maximum net proceeds to the Company, after offering expenses, at $3,900,000 if all the shares are sold. The full subscription price on sale of each share of Common Stock will be payable at the time of subscription and any such funds received from investors in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds

If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell less than the full amount of our shares under the Offering, we may have to seek out additional capital from alternate sources to pay for operations and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the "Risk Factors" section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned "Description of Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," and elsewhere. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as "may," "might," "would," "should," "could," "project," "estimate," "pro-forma," "predict," "potential," "strategy," "anticipate," "attempt," "develop," "plan," "help," "believe," "continue," "intend," "expect," "future," and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, related insufficient cash flows and resulting illiquidity, our inability to expand our business, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned "Risk Factors" and elsewhere in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum shares required to be sold in our Offering, if only a few persons purchase shares, they may lose their investment because the Company will not be able to implement its business plan as intended.

Since there is no minimum amount of shares that must be sold by us under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the "going concern" modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

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We are a development stage company with a limited operating history and may never be able to carry out our intended operations or achieve any significant revenues or profitability. We are subject to the risks encountered by early stage companies.

Because we have a limited operating history, you should consider and evaluate our operating prospectus in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop and market our proposed products in a manner that enables us to be profitable and meet our customers' requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed, and investors may lose their entire investment.

As an "emerging growth company" under the jumpstart our business startups act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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We are an emerging growth company, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an emerging growth company, as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are conducting this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten. We are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Officers and Directors, each of whom will receive no commissions or other remuneration from any sales made hereunder. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling substantially all of the shares and we receive the maximum amount or close to the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At December 31, 2014, we had $5,000 cash on hand. We have generated limited revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate significant revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing, and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing may cause us to go out of business. If this happens, investors would lose all or part of their investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Because Gannon K. Giguiere currently owns 100% of our outstanding Preferred Stock and 70.64% of our outstanding Common Stock, investors may find that corporate decisions influenced by Gannon K. Giguiere are inconsistent with the best interests of other stockholders.

Gannon K. Giguiere, our Founder, Chief Executive Officer and Chairman, currently owns 100% of the outstanding shares of our Preferred Stock, and 70.64% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 59% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Gannon K. Giguiere will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all, or substantially all, of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Gannon K. Giguiere may still differ from the interests of the other stockholders.

Because the Series A Preferred Stock issued to Gannon K. Giguiere, provides for certain rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by Gannon K. Giguiere are inconsistent with the best interests of other stockholders.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Delaware Secretary of State, including the following:

•	Dividends: The Series A Preferred Stock accrues dividends at a rate of $0.0025 per share per annum. The accrued dividends are payable on when, as, and if declared by the Board of Directors.

•

Preference Payable on Sale or Liquidation: If the Company is sold, merges with another company in a transaction where the current shareholders of the Company no longer control the Company as merged, or otherwise dissolves or liquidates, each share of Series A Preferred Stock will be entitled to receive the greater of (a) four (4) times the original issue price plus accrued dividends, and (b) the amount payable on the Series A Preferred Stock had it converted into shares of the Company's Common Stock immediately prior to the transaction. Payment of the greater amount will be made prior to any amount paid to holders of the Company's Common Stock in the transaction.

•	Voting Rights: Each share of Series A Preferred Stock is entitled to ten (10) votes per the number of Common Stock.

•

Right to Elect Directors: The holders of the Series A Preferred Stock, as a class, are entitled to elect three (3) directors of the Company. The holders of the Common Stock, as a class, are entitled to elect two (2) directors of the Company.

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Protective Provisions: The Company must seek approval of the holders of a majority of the outstanding shares of Series A Preferred Stock to enter into certain transactions, including (a) sell, merge, dissolve or liquidate the Company, (b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws that would adversely affect the Series A Preferred Stock, (c) create any new class of stock, or amend an existing class of stock, so that it is equal or superior to the Series A Preferred Stock, (d) purchase, redeem or declare dividends on any other class of stock, or (e) change the authorized number of directors constituting the Board of Directors.

•

Conversion Rights: Each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into shares of Common Stock of the Company at the rate of five (5) shares of Common Stock for each share of Series A Preferred Stock.

These rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by Gannon K. Giguiere are inconsistent with the best interests of other stockholders.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 500,000,000 shares of common stock and up to 250,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock or preferred stock that may be convertible into common stock, may have the effect of diluting your investment. Further, any issuance of preferred stock with voting rights, including weighted voting rights, may have the effect of limiting the voting power of holders of our common stock.

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There is substantial doubt about our ability to continue as a going concern.

We have no certainty of achieving or growing revenues in the future, and have a working capital deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what the revenues will be in future periods. As such, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Their opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant's comments when determining if an investment in us is suitable.

You may have limited access to information regarding our business.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see "Where You Can Find More Information" elsewhere in their prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

RISKS RELATED TO OUR BUSINESS

We have no independent directors, which pose a significant risk for us from a corporate governance perspective.

Our executive officers, namely Gannon K. Giguiere, our founder, chief executive officer, president and secretary, and Michael Rountree, our chief financial officer and treasurer, also serve as our directors. Our directors and executive officers are required to make interested party decisions, such as the approval of related party transactions, their level of compensation, and oversight of our accounting function. Our directors and executive officers also exercise control over all matters requiring stockholder approval, including the nomination of directors and the approval of significant corporate transactions.

Our Officers and Directors have limited experience running public companies past the development stage.

Although our Officers and Directors have over 35 years combined experience in running businesses, they lack experience in taking a public company beyond the development stage; if you invest in our Company, we may not be able to push past the development stage and you could lose your entire investment.

We may find it difficult to attract senior management in the absence of Directors and Officers Insurance.

We do not presently maintain Directors and Officers Insurance. This may deter or preclude persons from joining our management or cause them to demand additional compensation to join our management.

Key management personnel may leave us, which could adversely affect the ability of us to continue operations.

We are entirely dependent on the efforts of our Founder and Chief Executive Officer Gannon K. Giguiere, because of the time and effort that he devotes to our Company. We risk the loss of Mr. Giguiere, who provides day-to-day operational leadership as well as visionary leadership. He is in charge of overseeing all development strategies, supervising any/all future personnel, including the sales team, and any consultants or contractors that the Company engages to assist in developing its advertising plan. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We will seek "key person" life insurance on its key executives; however, we cannot be sure it will be able to obtain such insurance or that it will be able to afford the insurance. Even if we can obtain key person life insurance on acceptable terms, the proceeds of the insurance may not be sufficient to truly replace the loss of the "key person". Our success will depend on the performance of Gannon K. Giguiere, and Michael D. Rountree (our Chief Financial Officer), and the ability to retain, as well as attract and motivate other personnel to drive growth.

Our Directors and Executive Officers are Directors and Executive Officers of Company's that we share office space with.

Our Directors and Executive Officers are Directors and Executive Officers of Eventure Interactive, Inc. and Shop to Brands, Inc., which we share office space with.  The interests of the other Company's may at some point require dedication to those other businesses and may be detrimental to the business of the Company.

There is an overlap among our Officers and their duties in the co-located companies.

Although our companies are vastly different in the business they are conducting, because there is an overlap among our Officers in the co-located companies, it may be difficult to distinguish the difference between the companies' business activities.

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Assets purchased by Separation Degrees - One, Inc. from our CEO seem similar to assets purchased from our CEO by Eventure Interactive, Inc.; this may cause confusion as to what the asset actually is and this may cause some investors to choose not to invest in the Company.

Although the assets purchased by Separation Degrees from our CEO may seem similar to assets purchased by Eventure Interactive from our CEO, they are actually completely different and separate. The assets purchased by Separation Degrees - One consist of the following:

(1) A e-Commerce software platform, highly customized for the direct online sales and analytical needs of our customers, and (2) a product on-boarding, price management and analytical software platform that enables our customers to manage product listings, inventory availability, pricing optimization, search terms, data analytics and other critical functions, all through a single interface.

The assets that Eventure Interactive, Inc. acquired consisted of a Social Networking platform centered around gathering people locally for the purpose of sharing event information, such as pictures, videos and conversations about what to do and where to go.

The Eventure platform is not an ecommerce tool as is Separation Degrees' platform.

Our Executive Officers and Directors have additional outside business activities and as such are not devoting all of their time to us, which may result in periodic interruptions, or business failure.

Our Founder, Gannon K. Giguiere, has other outside business activities, as he is currently the Founder, Chairman, President of Eventure Interactive, Inc.; Founder, Executive Chairman of Shop To Brands, Inc.; and a Member of Apex Wellness Group dba pHion Balance. While there are no set minimum hours that he is obligated to work on each of the businesses mentioned above, he spends at least 20 hours on Separation Degrees - One, Inc., at least 20 hours on Eventure Interactive, Inc., at least 20 hours on Shop To Brands, Inc. and at least 5 hours on pHion Balance per week. Our operations may be such that decisions need to occur at times when Mr. Giguiere is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Our Chief Financial Officer, Michael D. Rountree, has other outside business activities, as he is currently the Chief Financial Officer of Eventure Interactive, Inc.; Chief Financial Officer of Shop To Brands, Inc.; and President of Rountree Consulting. While there are no set minimum hours that he is obligated to work on each of the businesses mentioned above, he spends at least 15 hours on Separation Degrees - One, Inc., at least 15 hours on Eventure Interactive, Inc., at least 15 hours on Shop To Brands, Inc. and at least 15 hours on Rountree Consulting per week. Our operations may be such that decisions need to occur at times when Mr. Rountree is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Our Entrepreneur In Residence, Toan D. Bui, has other outside business activities, as he is currently the Chief Executive Officer of Shop To Brands, Inc. While there are no set minimum hours that he is obligated to work on each of the businesses mentioned above, he spends at least 10 hours on Separation Degrees - One, Inc., at least 40 hours on Shop To Brands, Inc. Our operations may be such that decisions need to occur at times when Mr. Bui is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

About Eventure Interactive, Inc.

Eventure's mission is to connect people locally for controlled sharing of their lives.

Every day, millions of people are forced to use multiple applications to plan, invite, navigate, capture, organize and share their social and business events. Without organization and a simple retrieval system, sharing and recalling memories are often difficult, and many times non-existent. In addition, currently used techniques of memory sharing are person-to-person as opposed to persons-to-event, so many captured memories never end up being shared in a controlled group environment. Eventure solves for this very problem. Our proprietary technologies are robust, yet simple-to-use which address inefficiencies in the social marketplace by enabling captured memories to be centrally stored and effortlessly shared among event attendees in a secure, real-time environment. From our Social Calendar, to our Weaerable Camera Technologies, to our Event based Games, Eventure truly redefines how one creates, curates and organizes life's most memorable moments.

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About Shop To Brands, Inc.

Shop To Brands' mission is to sell consumer packaged goods in highly specialized verticals.

Global e-commerce continues to grow in both mature and emerging markets. Consumers continue to evolve their shopping behaviors, focusing more on specific interests and tastes, and are seeking online web properties to fulfill their need for research and information. E-commerce sites that are adapting to the growing needs for specific, relevant content related to support targeted interests have the potential to build long-term, successful relationships with consumers.

Shop-to-Brands develops and grows e-commerce verticals centering on specific, targeted lifestyle categories and interests. Our e-commerce verticals leverage relevant content media marketing strategies that engage, interact, and build brand authority by creating aspirational value and fostering community building within each vertical. Examples of niche categories Shop To Brands is focused on include: general wellness such as dietary supplements for natural health management; exercise and fitness products in yoga, cycling and running; active outdoor hobbies, such as scuba diving, martial arts and climbing; and specialized indoor hobbies such as do-it-yourself crafting.

The business model is to make meaningful connections with consumers that encourages and promotes relationship building and purchasing confidence, resulting in high-velocity sales opportunities.

We currently do not have any formal policy in place as to addressing possible conflicts of interest between these companies; however, we anticipate that interaction between the companies, if any, will enhance the value of each.

Our current cash flow and access to capital compared to the fees being earned by our CEO and CFO may adversely affect our future performance and operations.

Gannon K. Giguiere's employment agreement provides for payments of $25,000.00 per month. Michael D. Rountree's employment agreement provides for payments of $16,666.67 per month. Currently, said salaries are being accrued and deferred until such time that we are in a position, as determined in the sole discretion of the Company's Board of Directors, to begin making any such payments. However, should we begin generating meaningful revenue or raising funds hereunder, our Board of Directors may determine that such payments should be used to pay accrued and deferred salary. Any such decision would negatively affect our cash flows and would adversely affect us.

We are currently relying on the business of one customer.

To date, all of our revenue has been generated by one customer; if we fail to engage other customers, or if our one customer decides to not do business with us any longer, our business will fail and you will lose all of your investment.

The eCommerce and Internet marketing sector has experienced steady growth over the last decades; it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The industry in which we intend to operate has had past continual growth, and the B2C global eCommerce market continues to grow. This growth, according to Comscore published on August 19, 2014, is fueled by the hyper-growth of the mobile smart phone market. Shopping portals like Amazon.com and eBay, commerce providers like Channel Advisor, and tastemaker sites like Pinterest, have all played significant roles in shaping the global B2C eCommerce growth over the last 5 years.

"ComScore recently finished compiling our Q2 2014 eCommerce and m-commerce stats, and while desktop-based eCommerce saw signs of softness, total digital commerce was bolstered by a massive increase in mobile commerce spending growth. Following several quarters of y/y growth rates primarily in the mid-20s, the second quarter saw a rapid acceleration to 47% growth - far outpacing the growth of total discretionary retail (+3%) and desktop-based eCommerce (+10%)."

We intend to contribute and be a mainstay in the next 5-year growth phase of the B2C and B2B eCommerce markets. It is difficult to predict whether the eCommerce and Internet marketing market for small to medium size companies will continue to grow at the same rate, or whether it can be maintained. Additionally, we expect that the market for Internet commerce will continue to evolve in ways that may be difficult to predict. For example, we anticipate that over time we will reach a point in most markets where we have achieved a market penetration such that investments in finding new brands is less productive and the continued growth of our gross profit will require more focus on increasing the breadth of services we offer to our existing brands. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

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We have a rapidly evolving business model and our proposed product and services could fail to attract or retain brands or generate revenue.

Because we are a new company, and have less then one year of operations, we have a rapidly evolving business model and are regularly exploring the development of our offerings to our proposed target consumer. This is due to the internet channels that frequently update their product information requirements, policies, merchandising strategies and integration specifications causing retailers and manufacturers to have to stay constantly up to speed and revise their online business strategies, product listings and attributes, and business rules, which can be resource-intensive and time-consuming. In addition, introduction of our proposed product and services with respect to what we have created, may have limited experience in the Internet marketing and commerce sector, and our offering may not be received well by customers of our brands. If the product and services we introduce fail to engage customers, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our client base and revenue will depend heavily on our ability to innovate and to create successful eCommerce and marketing tools so that the client is convinced of our necessity.

If we fail to acquire brands to use and purchase our proposed product and services, our business will be harmed.

We must acquire brands who contract with us in order to generate revenue and achieve profitability. We cannot assure investors that the revenue or gross profit from brands will ultimately exceed the cost involved with acquiring brands, paying our staff, overhead, and product development. If brands do not perceive our product and services to be of high value and quality, we may not be able to acquire or retain brands.

We believe that many of our brands will originate from internet searches, direct sales to targeted brands, Google Ad Words, Search Engine Optimization of our own site, referrals from existing brands, as well as leveraging strategic partners who are advisors to decision makers and owners of companies and will be conduits for introductions. Therefore, we must ensure that the people that know of our start up and its potential, remain loyal to our product and services, in order to continue receiving those referrals. Further, we believe followers of our Company believe that we are a viable solution provider to companies seeking to gain a competitive edge in the online marketplace. If the level of confidence and enthusiasm in our brand by our brands and strategic partners declines or does not grow as expected, we may suffer a decline in user growth.

If we are unable to maintain favorable terms with our brands, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of brands who contract us to serve multiple facets of their eCommerce and marketing. This includes developing a custom eCommerce platform for their company, managing inventory and their catalogue both on and off-line, marketing their product on the internet, optimizing their website for search engines, listing their products on the marketplace including Amazon, and structuring this to ensure them the visibility they need on these sites to attract customers and buyers. Marketing and product support includes: banner and social media advertisements and advertorials, website and shopping portal purchase engagements, and product procurement and shipment tracking. We support brands in all of their touch points and engagement opportunities with their end customer. The success of our business model is based on the premise that a company will find our product services so comprehensive, they will contract us to do all of these services with us, instead of finding separate service providers for each facet of their eCommerce and marketing plan.

If our technical and support teams do not meet the needs and expectations of our brands, our business could suffer.

Our business will depend on the effectiveness of our personnel to carry out efficiently and accurately all aspects of a brands's eCommerce platform and marketing plan. Our success depends on our teams to possess the core capabilities and skill sets that help our brands execute on targeted growth plans that tap into the trillion-dollar global consumer eCommerce market.

We serve brands across a wide range of industries and geographies. If our team does not possess these qualities, the reputation for providing personal client service, and the highest quality solutions, may be harmed. Any shortcomings of one or more of our team, particularly with respect to an issue affecting the word-of-mouth quality of our service team, may be attributed by our client to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and client sentiment generated as a result of fraudulent or deceptive conduct by our sales team could damage our reputation, reduce our ability to attract new users or retain our current users, and diminish the value of our brand.

Our business is competitive. Competition presents an ongoing threat to the success of our business.

Our success depends on successfully servicing our brands; we will compete with many companies who have access to greater amounts of capital, and who have established relationships with a larger base of current and potential brands. Because of their size and bargaining power, our competitors may be able to offer their services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

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We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience average growth in demand for our product and services once we are able to launch our proposed platform. We expect our number of brands to increase once we launch our marketing plan, and we expect our growth to continue for the foreseeable future. The growth and expansion of our product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with our sales team, technical support team, web designers, and finally our brands. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our team.

Our business will depend on our ability to maintain and scale the network infrastructure necessary to operate our advertising platform, website and future application; and any significant disruption in service on our website or applications could result in a loss of brands.

Brands will access the platform we have created for them through our servers to manage their website and product offering. Our reputation and ability to acquire, retain and serve our brands will be dependent upon the reliable performance of our proprietary eCommerce platform and our servers. Issues within our internal servers, or eCommerce platform, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our eCommerce platform, and prevent our brands from accessing their product management. Third-party providers will host our network. Any disruption in these services or any failure of these providers to handle traffic could significantly harm our business. In addition, our network is hosted and run from the cloud, any electronic break-ins or failure of the system could harm our business.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our client lists and any intellectual property we may acquire, i.e., patents, trademarks, service marks, copyrights, and similar intellectual property that would be critical to our success, and we will rely on trademark, copyright and confidentiality and/or license agreements to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our products are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our patents and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

We will be subject to payments-related risks.

We plan to accept payments using wire transfer, checks, PayPal, credit card and debit card. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

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RISKS RELATING TO OUR COMMON STOCK

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

•	Our competitors;

•	Additions or departures of key personnel;

•	Our ability to execute our business plan:

•	Operating results that fall below expectations; and

•	Period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the our Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our Officers and Director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The Financial Industry Regulatory Authority ("FINRA") has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that investor prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional investors, broker/dealers must make reasonable efforts to obtain information about the investor's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some investors. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder's ability to resell shares of our Common Stock.

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We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB and/or OTC Markets, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor's attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company's internal controls ineffective, which could have a material adverse effect on the Company's financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized market-maker for sponsorship of our securities on the OTCBB and/or OTC Markets. However, there is no guarantee that our shares will be traded on the OTCBB and/or OTC Markets, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

Our Common Stock is currently deemed to be "penny stock", which makes it more difficult for investors to sell their shares.

Our Common Stock is currently subject to the "penny stock" rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

The elimination of monetary liability against our existing and future directors, officers and employees under Delaware law and the existence of indemnification rights our existing and future directors, officers and employees may result in substantial expenditures us and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Incorporation contains specific provisions that eliminate the liability of directors for monetary damages to us and our stockholders. Further, we are prepared to give such indemnification to our existing and future directors and officers to the extent provided by Delaware law. We may also have contractual indemnification obligations under any employment agreements we may have with our officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against us existing and future directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. We will receive a gross amount of $4,000,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

If 100% of the offered shares are sold we will receive proceeds of $3,900,000 after offering expenses have been paid. We will budget $1,204,999 to hire more personnel including sales representatives and website/software developers. In direct headcount related costs we will budget $331,072 for the hiring, productivity equipment and general support of our personnel. In non-personnel related costs we will budget $1,298,826, which includes: an allocation of $180,000 annualized ($15,000 monthly) for expansion of our operating facilities; an allocation of $500,000 for the development and continued maintenance of our proposed marketing plan, including promotion for traffic to our website; an allocation of $45,000 to be invested in patent protection of our internally development SAAS platform; and an allocation of $573,826 for general working capital purposes. Additionally, the forecasted cash reserves of $1,065,103 will be used for accelerating our growth opportunities through strategic acquisitions as they present themselves from time to time.

If 75% of the offered shares are sold we will receive proceeds of $2,900,000 after offering expenses have been paid. We will budget $1,204,999 to hire more personnel including sales representatives and website/software developers. In direct headcount related costs we will budget $331,072 for the hiring, productivity equipment and general support of our personnel. In non-personnel related costs we will budget $1,298,826, which includes: an allocation of $180,000 annualized ($15,000 monthly) for expansion of our operating facilities; an allocation of $500,000 for the development and continued maintenance of our proposed marketing plan, including promotion for traffic to our website; an allocation of $45,000 to be invested in patent protection of our internally development SAAS platform; and an allocation of $573,826 for general working capital purposes. The forecasted cash reserves of $65,103 would be held for unexpected general working capital needs as they present themselves from time to time.

If 50% of the offered shares are sold we will receive proceeds of $1,900,000 after offering expenses have been paid. We will budget $602,499 to hire more personnel including sales representatives and website/software developers. In direct headcount related costs we will budget $165,536 for the hiring, productivity equipment and general support of our personnel. In non-personnel related costs we will budget $1,098,826, which includes: an allocation of $180,000 annualized ($15,000 monthly) for expansion of our operating facilities; an allocation of $500,000 for the development and continued maintenance of our proposed marketing plan, including promotion for traffic to our website; an allocation of $45,000 to be invested in patent protection of our internally development SAAS platform; and an allocation of $373,826 for general working capital purposes. The forecasted cash reserves of $33,139 would be held for unexpected general working capital needs as they present themselves from time to time.

If 25% of the offered shares are sold we will receive proceeds of $900,000 after offering expenses have been paid. We will budget $310,250 to hire more personnel including sales representatives and website/software developers. In direct headcount related costs we will budget $87,768 for the hiring, productivity equipment and general support of our personnel. In non-personnel related costs we will budget $475,000, which includes: an allocation of $90,000 annualized ($7,500 monthly) for expansion of our operating facilities; an allocation of $150,000 for the development and continued maintenance of our proposed marketing plan, including promotion for traffic to our website; an allocation of $45,000 to be invested in patent protection of our internally development SAAS platform; and an allocation of $190,000 for general working capital purposes. The forecasted cash reserves of $40,192 would be held for unexpected general working capital needs as they present themselves from time to time.

If 10% of the offered shares are sold we will receive proceeds of $300,000 after offering expenses have been paid. We will budget $100,000 to hire more personnel including sales representatives and website/software developers. In direct headcount related costs we will budget $27,475 for the hiring, productivity equipment and general support of our personnel. In non-personnel related costs we will budget $150,000, which includes: an allocation of $60,000 annualized ($5,000 monthly) for expansion of our operating facilities; an allocation of $30,000 for the development and continued maintenance of our proposed marketing plan, including promotion for traffic to our website; an allocation of $45,000 to be invested in patent protection of our internally development SAAS platform; and an allocation of $15,000 for general working capital purposes. The forecasted cash reserves of $22,525 would be held for unexpected general working capital needs as they present themselves from time to time.

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The following table represents the above in summary format:

100%	2015
Personnel	$1,204,999
Personnel Related	331,072
Non-Personnel Related	1,298,826
Total OpEx	2,834,897
Cash Reserves	1,065,103

Net Proceeds	$3,900,000

75%	2015
Personnel	$1,204,999
Personnel Related	331,072
Non-Personnel Related	1,298,826
Total OpEx	2,834,897
Cash Reserves	65,103

Net Proceeds	$2,900,000

50%	2015
Personnel	$602,499
Personnel Related	165,536
Non-Personnel Related	1,098,826
Total OpEx	1,866,861
Cash Reserves	33,139

Net Proceeds	$1,900,000

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25%	2015
Personnel	$301,250
Personnel Related	82,768
Non-Personnel Related	475.000
Total OpEx	859,018
Cash Reserves	40,982

Net Proceeds	900,000

10%	2015
Personnel	$100,000
Personnel Related	27,475
Non-Personnel Related	150,000
Total OpEx	277,475
Cash Reserves	22,525

Net Proceeds	$300,000

There can be no assurance that we will raise any funds through this Offering and if a limited amount of funds are raised, we will use such funds according to its best judgment in accordance with the "Use of Proceeds" chart. Discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the "Use of Proceeds" chart above. To the extent our offering proceeds do not cover any professional fees incurred by us, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

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DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares, or the fairness of the offering price used for the shares.

DILUTION

We intend to sell 20,000,000 shares of our Common Stock at a price of $0.20 per share. The following table sets forth the number of shares of Common Stock being registered for sale, the total consideration paid and the price per share. The table assumes all 20,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share

Purchasers of Shares	20,000,000	100%	$4,000,000	100%	$0.20
Total	20,000,000	100%	$4,000,000	100%

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2014. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.20 per share	$0.20 per share	$0.20 per share	$0.20 per share	$0.20 per share
Net tangible book value at December 31, 2014	$(0.0001) per share	$(0.0001) per share	$(0.0001) per share	$(0.0001) per share	$(0.0001) per share
Net tangible book value after giving effect to the Offering	$0.0327 per share	$0.0253 per share	$0.0173 per share	$0.0086 per share	$0.0029 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0328 per share	$0.0254 per share	$0.0174 per share	$0.0086 per share	$0.0030 per share
Per Share Dilution to New Investors	$0.1672 per share	$0.1746 per share	$0.1826 per share	$0.1914 per share	$0.1970 per share
Percent Dilution to New Investors	83.62%	87.29%	91.29%	95.68%	98.52%

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, we have 99,100,000 shares of Common Stock issued and outstanding and 50,000,000 shares of Preferred Stock issued and outstanding. We are registering an additional 20,000,000 shares of its Common Stock for sale at the price of $0.20 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with our selling efforts in the Offering, none of our officers and directors will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer's securities. None of our officers and directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers and directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors has been within the past 12 months, a broker or dealer, and each of them is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors each will continue to primarily perform substantial duties for us, or on our behalf, other than in connection with transactions in securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when their Registration Statement is effective.

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed. In connection with the offer and sale of the shares being offered, our officers and directors will comply with Regulation M.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;

•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

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Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.	Receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver a check, wire transfer or certified funds to us for the amount set forth in the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until the SEC declares this Registration Statement effective.

Right to Reject Subscriptions

After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deductions.

Acceptance of Subscriptions

Upon our acceptance of a Subscription Agreement and receipt of full payment, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock includes 500,000,000 shares of Common Stock, $0.0001 par value per Share. Immediately prior to this offering there are 99,100,000 shares of our Common Stock outstanding, plus 250,000,000 shares of Common Stock reserved for issuance upon conversion of our outstanding shares of Series A Preferred Stock (described in the next section below). The remaining 150,900,000 shares of Common Stock may be sold or issued by us upon resolution or resolutions of the Board of Directors, on such terms and at such times as determined by such resolution or resolutions of the Board of Directors.

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There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provision in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the President or by resolution of the Board of Directors, or by the President upon the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 250,000,000 shares of Preferred Stock, par value $0.0001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

On December 19, 2014, our Board of Directors authorized the issuances of 50,000,000 shares of Series A Preferred Stock at an original issue price of $0.0001 per share, which shares were issued to our Founder Gannon K. Giguiere, in exchange for certain assets acquired by the Company from Mr. Giguiere under an Asset Purchase Agreement dated December 19, 2014. Accordingly, we currently have 50,000,000 shares of Series A Preferred Stock outstanding, and 200,000,000 million shares of Preferred Stock available for future issuance by resolution or resolutions of the Board of Directors.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Delaware Secretary of State, including the following:

•	Dividends: The Series A Preferred Stock accrues dividends at a rate of $0.0025 per share per annum. The accrued dividends are payable on when, as, and if declared by the Board of Directors.

•

Preference Payable on Sale or Liquidation: If the Company is sold, merges with another company in a transaction where the current shareholders of the Company no longer control the Company as merged, or otherwise dissolves or liquidates, each share of Series A Preferred Stock will be entitled to receive the greater of (a) four (4) times the original issue price plus accrued dividends, and (b) the amount payable on the Series A Preferred Stock had it converted into shares of the Company's Common Stock immediately prior to the transaction. Payment of the greater amount will be made prior to any amount paid to holders of the Company's Common Stock in the transaction.

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•	Voting Rights: Each share of Series A Preferred Stock is entitled to ten (10) votes per the number of Common Stock.

•

Right to Elect Directors: The holders of the Series A Preferred Stock, as a class, are entitled to elect three (3) directors of the Company. The holders of the Common Stock, as a class, are entitled to elect two (2) directors of the Company.

•

Protective Provisions: The Company must seek approval of the holders of a majority of the outstanding shares of Series A Preferred Stock to enter into certain transactions, including (a) sell, merge, dissolve or liquidate the Company, (b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws that would adversely affect the Series A Preferred Stock, (c) create any new class of stock, or amend an existing class of stock, so that it is equal or superior to the Series A Preferred Stock, (d) purchase, redeem or declare dividends on any other class of stock, or (e) change the authorized number of directors constituting the Board of Directors.

•

Conversion Rights: Each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into shares of Common Stock of the Company at the rate of five (5) shares of Common Stock for each share of Series A Preferred Stock.

Dividends

At this time, we do not intend to pay out any cash dividends, now, or in the foreseeable future. As noted above under "Preferred Stock," we are accruing the dividends payable to the outstanding shares of Series A Preferred Stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, is located at 780 Deltona Blvd., Suite 202, Deltona, Florida 32725: and its phone number is (386) 206-1133. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

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DESCRIPTION OF BUSINESS

Company Overview

We were incorporated in Delaware and are based in California with headquarters located at 77 Geary Street, 5th Floor San Francisco, CA 94108. We are a company in the development stages that plans to engage in developing multi-pronged marketing and eCommerce solutions for small to medium sized companies looking to become more competitive and relevant in the dynamic domestic and international marketplaces. Our focus is to be unique in our comprehensive solution to the Business-to-Consumer and Business-to-Business markets. While there are many companies that offer eCommerce, marketing, and product fulfillment solutions, there are few that can provide a truly integrated seamless experience.

We will provide the design, set up and or maintenance of customized eCommerce platforms; search engine marketing; interactive media planning, buying and placement; complete warehousing and order fulfillment; and call center support for our customers. Additionally, we will provide Software as a Service ("SAAS") catalogue and inventory management, including product placement and management on online market places, and comparison-shopping sites.

Our products and services will be based on two software platforms acquired from our founder, Gannon K. Giguiere: 1) a e-Commerce development platform, highly customized for the direct online sales and analytical needs of our customers, and 2) a product on-boarding, price management and analytical platform that enables our customers to manage product listings, inventory availability, pricing optimization, search terms, data analytics and other critical functions, all through a single interface.

With our platforms, brands can easily integrate, manage and optimize their product catalog for the purpose of online sales either directly to their customers, or across third-party marketplaces.

Our products will be broken down into individual modules, so brands can customize a suite specific to their needs. Each module is designed to fulfill the needs of any particular type of channel, such as third-party marketplaces, paid search engines, comparison shopping websites, and/or vertically focused e-storefronts.

We believe our products will offer the following key benefits to our brands:

•

Single, fully integrated web-based interface, serving as a central location for brands to upload, manage and report on their online sales activities transpiring through the different channels available to them. This unified view enables our brands to manage product listings, inventory availability, pricing optimization, search terms, data analytics and other critical functions required for them to effectively compete.

•

Faster time to market and reduced development and integration costs for our customers. Brands will more easily and more quickly introduce their product catalogs, both to channels on which they already have a presence, and to new channels, without incurring the costs related to installing and maintaining their own hardware and software infrastructure.

•

Instantaneous access to our most up-to-date capabilities, providing great flexibility that may not be available when reliant on internal development resources. When we develop and deploy new features, functions and capabilities, or make changes to keep up with the changing priorities and requirements of each channel, our brands simultaneously are provided with these updates.

•

Robust analytics. We will provide our brands with actionable views of their information compiled from the latest channel, trends and product performance, which enables them to evaluate and, if necessary, improve the efficiency of their business rules.

All of our software will be developed locally by various software architects and developers, committed to a repository, and served from a cloud-based hosting location.

The software platform will provide for diversified revenue streams in the form of licensing revenue, transactional revenue and consulting services revenue. Licensing revenue will be generated from deployment of the specialized Magento, OsCommerce and internally developed e-commerce shopping cart and catalog management platforms. Typical licensing based agreements will consist of an upfront setup fee and ongoing monthly licensing fees. Transactional revenue will be generated from the commission fees associated with the automated onboarding of large-scale catalogs onto selling networks. Typical commission based agreements will consist of an upfront setup fee and ongoing monthly commissions ranging up to 30% of the gross sales figures, depending on the Vertical of products being sold. Consulting services revenue will be generated from coordinated marketing campaigns centered on Search Engine Optimization ("SEO"), Search Engine Marketing ("SEM"), and Social Media Outreach ("SMO"), as well as Affiliate Program management capabilities that the software platform has been developed to support.Typical consulting services based agreements will consist of an upfront setup fee and ongoing monthly consulting fees which vary in size depending on the specific needs of the project established by the client.

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Opportunity

In 2014 eMarketer released its latest forecast for US retail eCommerce holiday and mcommerce sales. For the full year 2014 it estimated that US eCommerce will generate $262.3 billion in sales, an increase of 16.4% year over year and slightly higher than the 16.2% increase last year. By 2017, eMarketer estimates that there will be $440 billion in sales for a compound annual growth rate (CAGR) of 13.8%.

Source: Emarketer, 2014, Global B2C ecommerce sales hit 15 trillion this year driven by growth emerging markets

B2C eCommerce's on-going growth is due to the advancements in the mobile smartphone market where consumers are able to quickly search and conveniently transact anywhere and anytime. As a result, more and more companies are in need of solution providers to assist them in developing integrated eCommerce solutions that build direct relationships with consumers that engage, educate, inspire, and ultimately sell their products.

Source: Comscore, 2014, mcommerce explodes, what it means for the growth of mobile

Industry Overview

Companies recognize that they need to continue to make investments to build impactful eCommerce solutions to expose and drive demand for their products. Consumers have shifted their shopping habits where they rely on the Internet to research, source, analyze and price shop almost anything with just a few clicks on their computer and/or smart phone. The traditional, yet dated manufacturer-to-distributor-to-retailer model is broken due to Google's ability to index and provide targeted, relevant search results on product information, user reviews, and exposure to online retailers that can be more dynamic and price competitive than traditional brick and mortar companies.

Source: Greatfinds iCrossing, 2014, Future retail google think shopper 2014 recap

The global eCommerce market continues to grow and is fueled by the hyper-growth of the mobile smart phone market. Shopping portals like Amazon.com and eBay, commerce providers like Channel Advisor, and tastemaker sites like Pinterest, have all played significant roles in shaping the global B2C eCommerce growth over the last 5 years. We intend to contribute and be a mainstay in the next 5-year growth phase of the B2C eCommerce market.

Source: Comscore, 2014, mcommerce explodes, what it means for the growth of mobile

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation and launch of our proposed product distribution. Currently we are in Phase 1 of our plan which includes following:

•	formation of our Company;

•	asset purchase to accelerate growth opportunities;

•	initial launch of the product and small scale marketing; and

•	the acquisition of additional funding

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All aspects of Phase 1 have been completed, with the exception of raising additional funding. Phase 1 will culminate with the completion of the Offering, which will hopefully allow us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring additional sales professionals and engineers to help with the development and completion of our plan. We do not intend on entering Phase 2 until we raise additional funding, either through completion of the Offering or through third parties. If we do not receive sufficient proceeds from the Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the "Plan of Operations" section of this prospectus.

Company Offerings

Our core practice areas will be:

•	eCommerce Infrastructure

•	eCommerce Sales and Marketing

•	eCommerce Transactional Support

Practice areas can either function independently to address a client's specific functional eCommerce need, or be combined to provide brands with a holistic service offering that handles all of their needs.

From banner and social media advertisements and advertorials, to website and shopping portal purchase engagements, to product procurement and shipment tracking, we will support brands in all of their touch points and engagement opportunities with their end customer.

We will offer the following core services:

•

Through the development of our proprietary eCommerce platform and custom development of the Magento, osCommerce and Wordpress platforms, we will enable both traditional and socially driven eCommerce for our brands

•	iOS and Android mobility eCommerce application development for smart phones and tablets
•	Electronic Data Interchange ("EDI") integration among eCommerce platforms, selling networks and partner direct
•	Integration into major Enterprise Resource Planning ("ERP") and accounting applications
•	Development of warehouse management and logistical systems
•	Database and enterprise performance optimization
•	Data-mart architecture, construction and analytical reporting
•	Network administration of cloud based hosting
•

Development of proprietary technology feeds that allow for large and small product catalogs to be ingested onto our proprietary platform and listed onto major shopping portals like Amazon.com, eBay, and others

•	Sales-channel advisory to create and customize unique product offerings to manage against channel conflict issues while maximizing profit margins
•	Media planning, buying and placement encompassing demographical and geographical targeted advertising, retargeting, SEM / SEO, affiliate and social outreach

Our team will possess core capabilities and skill sets that help our brands execute on targeted growth plans that tap into the trillion-dollar global consumer eCommerce market. We will serve brands across a wide range of industries and geographies.

Our growth will be through a multi-prong plan: (1) growing an in-house sales team; (2) leveraging strategic partners who are advisors to decision makers and owners of companies and will be conduits for introductions; and (3) client referrals.

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We will build a core team of product developers, creative designers, sales professionals and account managers under each practice area to service existing and new brands. Our philosophy is to develop "repeatable" software platforms around common business needs that can be productized to allow for us to scale development of new projects and grow revenues without relying on building large development teams.

During the first quarter, and to date, we have generated $36,000 in revenue through one brand, Ellison Educational Equipment, Inc., providing: (1) technical development and project management; (2) search engine optimization; (3) content creation; and (4) data analytical work. Although our source of revenue during the first quarter was reliant on one brand, we do not anticipate that level of reliance moving forward.

We will not rely on any principal suppliers. We will not perform any work that requires government approval of principal products or services. At this time, we do not anticipate any governmental regulations that would have an impact, positive or otherwise, to our core business and service offerings.

Our expertise is eCommerce; we will help companies become relevant, agile and competitive in a global consumer commerce environment. Before a consumer makes a purchase, they want to research, analyze, browse, be engaged across various web channels, and ultimately feel like they are in control of their purchasing cycle. Consumers want to do this anytime and anywhere, and on any device; our expertise allows for us to put our brands right in front of this consumer activity.

ECommerce growth is a global growth and US companies have to be prepared to be competitive on a global marketplace. Mobile eCommerce is a key driver in both global and US eCommerce growth. We understands this as our eCommerce engagements account for mobile eCommerce in technologies - responsive websites and mobile applications, and strategies.

We will support brands in all phases of the consumer purchasing lifecycle - from a consumer's initial brand and product engagement at the client's eCommerce website to marketing to the consumer as they research and seek social proof and validation on various social commerce properties to their price comparison on the shopping portals that finally lead to their ultimate purchase, which then requires the flawless execution of shipping and logistics that ensures that the right product arrives on-time.

We understand the unique challenges that US manufacturing, distributors, and retailers face in order to win the consumer. The Internet has allowed consumers to access almost anything, so US companies need to have a value advisor like us to not only help them navigate, but to help them execute on successful eCommerce technology implementations that grow enterprise value.

Upon the completion of the Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan.

The full extent of Phase 2 of our business plan will include:

•

Marketing and Sales - We plan to expand our core team product developers, creative designers, sales professionals and account managers under each practice area to service existing and new brands. The development and implementation of the plan will entail the bulk of Phase 2.

•	Intellectual Property Protection - We will begin the steps to invest in patent protection for our proprietary software platform for eCommerce.

•

Customer Growth - Once we have bolstered our team of product developers, creative designers, sales professionals and account managers we will begin expansion of customer growth contracting for our services and access to our proprietary eCommerce platform.

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This will complete Phase 2 of our development, and lead to the third phase in our operations.

Phase 3 of our business plan and development will be defined by the full-scale marketing of our services to our target markets and companies. Phase 3 shall be characterized by the following:

•	Rapid Customer Growth - We will launch full-fledged brand awareness and marketing to promote our services to potential brands, and to rapidly grow.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our executive team. They will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our product and services will be directly related to the work that our marketing team is providing. In the months that follow the launch of the marketing plan, the work of our sales representatives will be critical as well. Our executive team will have to work hard to keep all components of our business on track.

Marketing Strategy

We plan to market direct to potential brands via our direct sales presentations and telephonic outreach, as well as deploying a number of popular online marketing tactics. Additionally, we will be leveraging strategic partners who are advisors to decision makers, and owners of companies, and who will be conduits for introductions and client referrals. Lastly, we plan to attend trade shows where prospective brands will be in attendance.

Growth Strategy

Initially, our target brands will be those small to mid sized companies who sell goods traditionally, and on the internet, both directly from their website, as well as through internet marketplaces.

•

attract brands more quickly by using our expertise in search engine optimization, direct marketing calls from our sales team, internet marketing including banner ads, emailing to lead lists, and working with affiliate lead generators;

•	work with brands to grow the number of services they pay us to perform under their account with us; and

•	deploy our capital more effectively by continuing to build our Internet presence as well as deploy more capital into a larger sales force and developer, design, and engineer team.

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Competition

1. eCommerce Infrastructure

There are two aspects to eCommerce infrastructure: the visual aspect of web development and the logistical aspect of web and back-office development.

With visual website development, we would consider as competitors, any web development company that has core development capabilities in customized websites, OS Commerce, Magento and Wordpress eCommerce platforms. There are thousands of companies that focus on the middle-market manufacturing sector that is our sweet spot.

With logistical web and back-office development, we would consider value-added resellers (VARs) and solution providers that specialize on integration into specific Enterprise Resource Planning (ERP), Electronic Data Interchange (EDI) and accounting platforms as competitors. There are thousands of companies that service the major ERP platforms SAP, Dynamics, EDIVans and accounting platforms that might be considered competitors depending on the project scope and opportunity.

2. eCommerce Sales and Marketing

Given the sales and marketing services that we will offer, we would consider both traditional and interactive advertising agencies as competitors, as most agencies have some expertise in SEO, SEM, and SMO.

Regarding the presence of our proprietary onboarding platform and catalog management solutions we will offer into the major selling networks and comparison shopping sites, we would consider Channel Advisor and Wayfair as the two primary competitors who we would compete against with our shopping portal initiatives.

3. eCommerce Transactional Support.

We would consider 3PL (third-party logistic) companies as potential competitors who we would compete against for logistic and shipping projects. That said, our experience has been working with them, as opposed to competing directly with them, because they handle the actual shipping rate and shipping lane pricing programs, which is something we do not directly handle.

As for warehouse management, we believe that there are consultant groups who would provide warehouse management services, but we have not come across any directly because our warehouse management is not a stand-alone service offering as it is typically included as part of an overall eCommerce project.

Our value we be becoming a one-stop solution for our client's needs to develop a comprehensive eCommerce strategy that supports an eCommerce technology solution. A company who develops an eCommerce site will have a need to develop and implement marketing and advertising campaigns to promote its website across the Internet to generate traffic and exposure to potential customers. It will then have a need to develop and execute on a strategy that builds its presence on the various social commerce properties to engage potential and existing brands and to create social proof and validation that it has a strong brand and good products. They will then want to bring their product catalog onto the large shopping portals to ensure that it is promoting and engaging consumers on other 3rd party shopping web properties. And as they sells their products, the company needs to evaluate its shipping, logistics, and warehouse management capabilities to maximize cost savings and optimizing operations while ensuring that the consumer experience is executed flawlessly at the delivery phase of the purchasing lifecycle. Most companies will end-up needing to hire 4 to 5 different service providers to help them with these needs as opposed to hiring one company, we will help them execute all facets of their eCommerce business that grows enterprise value.

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Government Regulation

Thus far the eCommerce industry is not government regulated. We will not perform any work that requires government approval of principal products or services.

Employees and Consultants

As of this date, we have six (6) operational team members, plus Mr. Rountree who serves us on a part-time basis and Mr. Giguiere who serves as Founder, Chief Executive Officer and Chairman of the Board. The operational team members are all 1099 contractors to the company, of which all work part-time. We intend to add additional staff as we grow. Any such additions will be made at the discretion of management and to meet the Company's then current needs, all subject to having available resources to attract and retain such staff.

DESCRIPTION OF PROPERTY

We presently are headquartered at 77 Geary Street, 5th Floor San Francisco, CA 94108. The lease obligation is short-term and not material. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no established public trading market and no active trading market for the Company's Common Equity. Subject to the approval and effectiveness of the Company's registration statement we intend to seek a listing on the OTCBB and/or OTC Marketplace. In order to be quoted on the OTCBB and/or OTC Marketplace, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA which operates the OTCBB and/or OTC Marketplace, can be made nor can there be any assurance that such an application for quotation will be approved.

We have not sold any shares publicly or privately, prior to this offering. We have issued a total of ninety nine million one hundred thousand (99,100,000) common shares to our founder, senior executive team, operating team, and to consultants for services rendered, as well as issued fifty million (50,000,000) shares of Series A Preferred Stock.

The founder, chief executive officer, the chief financial officer, the senior executive team, the operating team, and the consultants continue to run us, offering their expertise, including, marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in exchange for shares of common stock.

We have not issued any warrants, options or convertible notes.

We have never paid out cash dividends related to its common stock and does not believe that it will pay dividends in the foreseeable future, but is accruing dividends due to the Series A Preferred Stock.

We have not issued any warrants, options or convertible notes. The Company has never paid dividends related to its common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOVLE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIAPTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" AND ELSWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

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RESULTS OF OPERATIONS

The period from April 1, 2015 to June 30 , 2015.

We recorded $324,000 in revenues for the period of April 1, 2015 to June 30 , 2015. We reported income from operations of $77,947.

LIQUIDITY AND CAPITAL RESOURCES

At June 30 , 2015, we had a cash balance of $744.00.  We do not have sufficient cash on hand to commence building our staff or to fund our ongoing operational expenses.  We will need to raise funds to commence our operating plan and fund our ongoing operational expenses.   If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.   We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities and ongoing operational expenses. In the absence of such financing, our business will likely fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to expand our marketing efforts beyond our current operations in a reasonable time frame.

Cashflows from Operating Activities

For the period of April 1, 2015 to June 30 , 2015, we have cashflows from operating expenses of $56,764.

Cashflows from Financing Activities

For the period of April 1, 2015 to June 30 , 2015, we have no cashflows from financing activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in notes of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon B F Borgers CPA PC, as experts in accounting and auditing.

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DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. No assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following table sets forth the names and ages of our current directors and executive officers as well as the principal offices and positions held by each person. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than Mr. Giguiere, we have no promoters as Rule 405 of Regulation S-K defines that term.

NAME	AGE	POSITION

Gannon K. Giguiere	42	Chief Executive Officer and President; Chairman of the Board

Michael D. Rountree	44	Chief Financial Officer and Treasurer; Board Member

EXECUTIVE SUMMARIES

Gannon K. Giguiere, Founder, Chief Executive Officer and President, Chairman of the Board

Gannon K. Giguiere, age 42, is our Founder and serves as our Chief Executive Officer, President and Chairman of the Board. He has more than 19 years of technical, managerial and business experience. He served as the Chairman and Secretary since November 21, 2012 and as President since July 1, 2014 of Eventure Interactive, Inc., a public mobile productivity application development company. He served as the Chief Executive Officer of Eventure Interactive, Inc. from November 21, 2012 until April 8, 2015. From December 2014 to the present he founded, is the majority shareholder and has served as Executive Chairman of the Board of Shop To Brands, Inc., a vertically-focused e-commerce company. From October 2007 to the present he has been a Member of Apex Wellness Group, LLC dba pHion Balance, a nutraceutical company. Mr. Giguiere served as president and chief executive officer for Get Lower, Inc., an online lead generation company focused on consumer mortgage / real estate services, which he founded in January 2004 and operated through September 2007. From August 2001 through November 2003 he served as Senior Vice President for Move, Inc., a public company providing home mortgage and real estate services. From September 1997 through July 2001 he served as Senior Director, Search for Alta Vista, and General Manager, eCommerce, for Alta Vista Shopping.com. From June 1995 through June 1997 he worked for IAR, Inc. in a technical and product management capacity focused on the Company's Chinese technical implementation. In 2008, Mr. Giguiere was forced to incur significant personal financial liability from a family tragedy, which was non-business related, and, as a result, filed for federal bankruptcy protection. Mr. Giguiere holds a degree in Business Administration from the University of Southern California.

Michael D. Rountree, CFO and Treasurer, Board Member

Michael D. Rountree, age 44, has served as our Chief Financial Officer and Treasurer since our founding, and joined the Board of Directors in March 2015. Mr. Rountree is a certified public accountant as well as a business and financial manager and advisor. He is the President of Rountree Consulting, a company that he founded in August 1997. Rountree Consulting provides financial, strategy, and business consulting services to clients with the goal of increasing sales and growing revenue, while also actively lowering expenses and streamlining operational efficiencies. Additionally, Mr. Rountree has served from April 1, 2013 to present as Chief Financial Officer and Treasurer of Eventure Interactive, Inc., a public mobile productivity application development company. From December 17, 2014 to the present he has served as Chief Financial Officer and Treasurer of Shop To Brands, Inc., a vertically-focused e-commerce company. Previously, Mr. Rountree spent three years with Deloitte and Touche, as well as Price Waterhouse, working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients. Mr. Rountree also spent three years at the State of California Franchise Tax Board, working with the traditional corporate and individual audit group and the forensics audit practice, handling complex financial, tax and audit engagements. Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University Southern of California.

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During the past ten years, except as noted above, the officers and directors of the Company have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our CEO (Gannon K. Giguiere) and CFO (Michael D. Rountree) for the period of April 1, 2015 to June 30, 2015. Neither Mr. Giguiere, Mr. Rountree nor any other person received compensation from us for the fiscal period year-end December 31, 2014 in excess of $100,000. Gannon K. Giguiere’s employment agreement provides for salary payments of $25,000.00 per month. Michael D. Rountree’s employment agreement provides for salary payments of $16,666.67 per month. However, said salaries are currently being accrued and deferred until such time that the Company is in a position, as determined in Gannon K. Giguiere’s sole discretion, to begin making any such payments. Our Board of Directors may adopt an Equity Incentive Plan for us that may result in the granting stock based compensation for our CEO and CFO.

Nameand Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred ($)	All other Comp. ($)	Total ($)

Gannon K. Giguiere CEO, President	2015(1)	$150,000	-0-	-0-	-0-	-0-	-0-	-0-	$150,000

Michael D. Rountree CFO, Treasurer	2015(2)	$100,000	-0-	-0-	-0-	-0-	-0-	-0-	$100,000

___________

(1) Covers period January 1, 2015 to June 30 , 2015

Notes to Summary Compensation Table:

1.

Pursuant to a Management Agreement dated December 19, 2014, Gannon K. Giguiere has agreed to act as our Chairman, Chief Executive Officer, President and Secretary, to manage the affairs of the Company for a three (3) year period beginning December 19, 2014, and thereafter the Term shall be automatically extended for successive three-year periods unless and until such time as either Gannon K. Giguiere or the Company shall give written notice to the other at least 90 days prior to the expiration of the then current Term that no such automatic extension shall occur.

2.

The stock awards to Gannon K. Giguiere were issued beginning December 17, 2014 and again on December 19, 2014, in connection with the formation of the Company, completion of the Asset Purchase Agreement and execution of the Employment Agreement. The dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

3.

Pursuant to a Management Agreement dated December 19, 2014, Michael D. Rountree has agreed to act as our Chief Financial Officer and Treasurer, to manage the financial affairs of the Company for a three (3) year period beginning on December 19, 2014, and thereafter the Term shall be automatically extended for successive three-year periods unless and until such time as either Gannon K. Giguiere or the Company shall give written notice to the other at least 90 days prior to the expiration of the then current Term that no such automatic extension shall occur.

4.

The stock awards to Michael D. Rountree were issued beginning December 19, 2014, in connection with his Employment Agreement. The dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

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Director Compensation

$5,000 flat fee per quarter for non-executive Directors; no other compensation in any form including payments of cash or in equity has been paid to for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service. At this time no other plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so. Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors' meetings.

There is no compensation disclosed on the Director Compensation Table below as the Directors of the Company received no compensation as Directors; instead, any compensation received is shown in the Executive Compensation Summary Table above for those Officers who happen also to be Directors of ours.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Gannon K. Giguiere Chairman of the Board	0	0	0	0	0	0	0

Michael D. Rountree Board Member	0	0	0	0	0	0	0

Code of Ethics

We have not adopted a Code of Ethics and plan to do so in the future.

Conflicts of Interest

The only conflicts that we foresee are that our officers and directors will devote time to projects that do not involve us.

Family Relationships

There are no family relationships between any director or executive officer.

Director Independence

Our board of directors is currently composed of two members, none of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to our management and us.

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Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Investor Relations team. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. All communications addressed to our Director and Executive Officers will be reviewed by the appropriate Officer unless the communication is clearly frivolous.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. We currently have limited operating revenues. Presently, we have no independent directors. Management does not believe that it would be in our best interests at this time to retain independent directors to sit on an audit committee or any other committee. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain independent directors and form audit, compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our directors perform all functions that would otherwise be performed by committees.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Long-Term Incentive Plans

We do not have a Long-Term Incentive Plan that involves ongoing Restricted Stock and Stock Option grants of which are performance based. We have not issued any Stock Option grants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE MANAGEMENT

The following table sets forth certain information at  June 30, 2015, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 31, 2014, we had 77,500,000 shares of Common Stock and 50,000,000 shares of Series A Preferred Stock issued and outstanding to our Directors and Executive Officers as a group.

Name and address of beneficial owner	Common Stock	Series A Preferred Stock (2)	Beneficial Ownership as Converted	Percentage of Common Stock (1)

Gannon K. Giguiere 77 Geary Street, 5th Floor San Francisco, CA 94108	70,000,000	50,000,000	320,000,000	94.81%

Michael D. Rountree 77 Geary Street, 5th Floor San Francisco, CA 94108	7,500,000	-	7,500,000	2.22%

Toan Bui 77 Geary Street, 5th Floor San Francisco, CA 94108	10,000,000	-	10,000,000	2.96%

Total	80,000,000	50,000,000	337,500,000	99.99%

______________

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Delaware Secretary of State, including the following:

•	Dividends: The Series A Preferred Stock accrues dividends at a rate of $0.0025 per share per annum. The accrued dividends are payable on when, as, and if declared by the Board of Directors.

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•

Preference Payable on Sale or Liquidation: If the Company is sold, merges with another company in a transaction where the current shareholders of the Company no longer control the Company as merged, or otherwise dissolves or liquidates, each share of Series A Preferred Stock will be entitled to receive the greater of (a) four (4) times the original issue price plus accrued dividends, and (b) the amount payable on the Series A Preferred Stock had it converted into shares of the Company's Common Stock immediately prior to the transaction. Payment of the greater amount will be made prior to any amount paid to holders of the Company's Common Stock in the transaction.

•	Voting Rights: Each share of Series A Preferred Stock is entitled to ten (10) votes per the number of Common Stock.

•

Right to Elect Directors: The holders of the Series A Preferred Stock, as a class, are entitled to elect three (3) directors of the Company. The holders of the Common Stock, as a class, are entitled to elect two (2) directors of the Company.

•

Protective Provisions: The Company must seek approval of the holders of a majority of the outstanding shares of Series A Preferred Stock to enter into certain transactions, including (a) sell, merge, dissolve or liquidate the Company, (b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws that would adversely affect the Series A Preferred Stock, (c) create any new class of stock, or amend an existing class of stock, so that it is equal or superior to the Series A Preferred Stock, (d) purchase, redeem or declare dividends on any other class of stock, or (e) change the authorized number of directors constituting the Board of Directors.

•

Conversion Rights: Each share of Series A Preferred Stock may be converted at any time, at the option of the holder, into shares of Common Stock of the Company at the rate of five (5) shares of Common Stock for each share of Series A Preferred Stock.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 17, 2014, 50,000,000 shares of Common stock, and on December 19, 2014, an additional 20,000,000 shares of Common stock were issued to our Founder Gannon K. Giguiere.

By Agreement dated December 19, 2014, we acquired certain assets from our founder, Gannon K. Giguiere, in exchange for the issuance to Mr. Giguiere of 50,000,000 shares of our Series A Preferred Stock. The rights, privileges and preferences of the Series A Preferred Stock issued to Mr. Giguiere are described in "Description of Securities - Preferred Stock" above. The assets acquired by the Company were comprised of the following: 1) a Social e-Commerce software platform, highly customized for the direct online sales and analytical needs of our customers, and 2) a product on-boarding, price management and analytical software platform that enables our customers to manage product listings, inventory availability, pricing optimization, search terms, data analytics and other critical functions, all through a single interface.

Pursuant to a Management Agreement dated December 19, 2014, Gannon K. Giguiere agreed to act as our Chairman, Chief Executive Officer, President and Secretary, to manage the affairs of the Company for a three (3) year period beginning on December 19, 2014, and thereafter the Term shall be automatically extended for successive three-year periods unless and until such time as either Gannon K. Giguiere or the Company shall give written notice to the other at least 90 days prior to the expiration of the then current Term that no such automatic extension shall occur.

Pursuant to a Management Agreement dated December 19, 2014, Michael D. Rountree agreed to act as our, Chief Financial Officer, Treasurer, for a three (3) year period beginning on December 19, 2014, and thereafter the Term shall be automatically extended for successive three-year periods unless and until such time as either Michael D. Rountree or the Company shall give written notice to the other at least 90 days prior to the expiration of the then current Term that no such automatic extension shall occur.

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Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our director(s) or executive officer(s);

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

RECENT SALES/ISSUANCE OF UNREGISTERED SECURITIES.

From our inception on December 7, 2014 through June 30, 2015 we have issued the following securities.

(1)	On December 17, 2014, the Company authorized the issuance of 50,000,000 Common Shares, $0.0001 par value per Share, to its Founder, Gannon Giguiere.

(2)

On December 19, 2014, the Company authorized the issuance of an additional 20,000,000 Common Shares, $0.0001 par value per share to its Chief Executive Officer, President and Secretary, and 7,500,000 Common Shares, $0.0001 par value, to its Chief Financial Officer and Treasurer pursuant to Employment Agreements they both entered into respectively.

(3)

On December 22, 2014, the Company authorized the issuance of 11,600,000 Common Shares, $0.0001 par value to various consultants whom advised and continue to advise, the Company on matters such as technology, product development, establishing our marketing presence and marketing of product, sales, website development, finance, and general operations. Because we currently have limited resources, the 11,600,000 shares were issued as compensation for services rendered and were valued at par value for an aggregate amount of $1,160.00.

(4)

On December 22, 2014, the Company authorized the issuance of 10,000,000 Common Shares, $0.0001 par value to Toan Bui for services rendered. Mr. Bui has 20 years of experience in corporate strategy, business development and marketing. These shares were issued to Mr. Bui as compensation for his services, and were valued at par value for an aggregate amount of $1,000.00.

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The table below provides additional information regarding the issuance and sales of securities without registration since our inception.

SHAREHOLDER NAME	DATE SHARES ACQUIRED	SHARES OWNED PRIOR TO OFFERING ($0.0001 PAR VALUE PER SHARE)	METHOD OF PURCHASE

Gannon K. Giguiere (1) (President, CEO, Director)	12/17/2014	50,000,000	For Cash
Gannon K. Giguiere (2) President, CEO, Director)	12/19/2014	20,000.000	For Services
Michael D. Rountree (2) (CFO, Treasurer, Director)	12/19/2014	7,500,000	For Services
Toan D. Bui (4)	12/22/2014	10,000,000	For Services
JV Holdings, LLC (3)	12/22/2014	250,000	For Services
Amy Swanson Munro Chaffe (3)	12/22/2014	1,250,000	For Services
Timothy J. Lyons (3)	12/22/2014	2,500,000	For Services
Ryan M. Fuller (3)	12/22/2014	2,500,000	For Services
Gerry A. Kuse (3)	12/22/2014	1,000,000	For Services
Kelle K. Cohen (3)	12/22/2014	1,000,000	For Services
Jesse C. Daly (3)	12/22/2014	150,000	For Services
John J. Pettit (3)	12/22/2014	150,000	For Services
Patrick H. Lewis (3)	12/22/2014	150,000	For Services
Alassandro P. Bassi (3)	12/22/2014	250,000	For Services
Juito Hartano (3)	12/22/2014	150,000	For Services
Youn W. Kim (3)	12/22/2014	150,000	For Services
Arhtur H. Park (3)	12/22/2014	150,000	For Services
Huy Q. Nguyen (3)	12/22/2014	100,000	For Services
Mark W. Salsgiver (3)	12/22/2014	100,000	For Services
Adam R. Ake (3)	12/22/2014	100,000	For Services
Dean A. Barnett (3)	12/22/2014	100,000	For Services
Fernando Bonato (3)	12/22/2014	100,000	For Services
Stewart Cahuni (3)	12/22/2014	100,000	For Services
Jerimiah M. Lewin (3)	12/22/2014	50,000	For Services
Angela I. Acosta (3)	12/22/2014	50,000	For Services
Jeanne M. Welchel (3)	12/22/2014	50,000	For Services
Timothy Whelan (3)	12/22/2014	50,000	For Services
Sian R. Powell (3)	12/22/2014	50,000	For Services
Monique P. Hale (3)	12/22/2014	50,000	For Services
Paul M. Gloweinke (3)	12/22/2014	100,000	For Services
Robin S. Bentler (3)	12/22/2014	100,000	For Services
Robert R. Holmen (3)	12/22/2014	100,000	For Services
Bruce R. Hallett (3)	12/22/2014	100,000	For Services
Patrick R. Whelan (3)	12/22/2014	100,000	For Services
Paula A. Whelan (3)	12/22/2014	100,000	For Services
John A. Woodman (3)	12/22/2014	100,000	For Services
Allan D. Knepper (3)	12/22/2014	100,000	For Services
John T. VanderWerf (3)	12/22/2014	100,000	For Services
TOTAL		99,100,000

All of the shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering; all of the shares contain a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities

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44

FINANCIAL STATEMENTS TABLE OF CONTENTS

Separation Degrees - One, Inc.

(A Development Stage Company)

(Expressed in US dollars)

For the period ended June 30, 2015

45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Separation Degrees - One, Inc.

San Francisco, California

We have audited the accompanying consolidated balance sheet of Separation Degrees - One, Inc., as of December 31, 2014, and the related consolidated statements of operations, stockholders' equity and cash flows from inception on December 17, 2014 through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Separation Degrees - One, Inc. as of December 31, 2014, and the related statement of operations, stockholders' equity and cash flows from inception on December 17, 2014 through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of their uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

January 23, 2015

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SEPARATION DEGREES - ONE, INC.

CONSOLIDATED BALANCE SHEET

	June 30, 2015 (Unaudited)	Dec 31, 2014 (Audited)
ASSETS
Current Assets
Cash	$744	$5,000
Accounts Receivable	280,099	-
Total current assets	280,843	-
Intangible asset – Goodwill	5,000	5,000
Total assets	$285,843	$10,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$78,313	$-
Unearned Revenues	15,000	-
Accrued expenses - Salaries	237,406	13,889
PS – Dividend Accrual	63,752	4,452
Related party notes payable	1,480	-
Total liabilities	$395,950	$18,341
COMMITMENTS AND CONTINGENCIES
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value, 250,000,000 shares authorized, 50,000,000 shares issued and outstanding	5,000	5,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 99,100,000 shares issued and outstanding	9,910	9,910
Preferred stock - Dividends	(66,952)	(4,452)
Additional paid-in-capital	-	-
Accumulated deficit	(58,066)	(18,799)
Total stockholders’ equity (deficit)	(110,108)	(8,341)
Total liabilities and stockholders’ equity (deficit)	$285,843	$10,000

The accompanying notes are an integral part of these consolidated financial statements.

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SEPARATION DEGREES - ONE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
Cash flows from operating activities
Net loss	$(39,267)	$(18,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	9,910
Changes in operating assets and liabilities:
Accounts receivable	(280,099)	-
Accounts payable	78,313	-
Unearned revenues	15,000	-
Accrued expenses	223,517	13,889
PS – Dividend Accrual	59,300	4,452
Net cash used in operating activities	56,764	9,452

Cash flows from investing activities
Goodwill	-	(5,000)
Net cash used in investing activities	-	(5,000)

Cash flows from financing activities
Proceeds from related party loans	22,480	-
Repayment of proceeds from note payable, related party	(21,000)
Proceeds from sale of common stock and warrants	-	5,000
Preferred Stock Dividends Due	(62,500)	(4,452)
Net cash provided by financing activities	(61,020)	548

Net change in cash	(4,256)	5,000

Cash at beginning of the period	5,000	-

Cash at end of the period	$744	$5,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

Noncash investing and financing transactions:
Fair value of warrant derivative liabilities issued in common stock offering	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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SEPARATION DEGREES - ONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,2015 (Unaudited)	Six Months Ended June 30, 2015 (Unaudited)
Revenues	$202,000	$238,000
Related party revenues	122,099	122,099
Total Revenues	324,099	360,099

General and administrative expenses	246,151	399,365

Net income/loss	$77,947	$(39,267)

Basic and diluted net loss per common share	$0.00	$0.00

Weighted average number of common shares outstanding – basic and diluted	101,302,222	100,201,111

The accompanying notes are an integral part of these consolidated financial statements.

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SEPARATION DEGREES - ONE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance as of December 22, 2014	0	$0	0	$0	$0	$0	$0

Preferred shares issued at $0.0001	50,000,000	$5,000				-	5,000

Common shares issued for cash at $0.0001			50,000,000	$5,000		-	5,000

Common shares issued – Executive Management			46,000,000	$4,600		-	4,600

Common shares issued – Advisory Board			1,000,000	$100		-	100

Common shares issued – Employee Agreement			2,100,000	$210		-	210

Preferred Stock - Dividends							(4,452)

Net loss						$(18,799)	(18,799)
Balance as of December 31, 2014	50,000,000	$5,000	99,100,000	$9,100	$0	$(18,799)	$(8,341)

Preferred Stock - Dividends							(31,250)
Net loss						(117,214)	(117,214)
Balance as of March 31, 2015	50,000,000	$5,000	99,100,000	$9,100	$0	$(136,013)	$(156,805)

Preferred Stock - Dividends							(31,250)
Net income						77,947	77,947
Balance as of June 30, 2015	50,000,000	$5,000	99,100,000	$9,100	$0	$(58,066)	$(110,108)

The accompanying notes are an integral part of these consolidated financial statements.

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SEPARATION DEGREES - ONE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

Separation Degrees – One, Inc. (the “Company”) was incorporated in the state of Delaware on December 17, 2014.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2015 , although the Company has recognized revenue, the Company still has negative working capital and a stockholder deficit The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per common share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per common share excludes all potential common shares if their effect is anti-dilutive.

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Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3: Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models.  Level 3 instruments include derivative warrant instruments.  The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative warrant instruments was calculated using the Black Scholes model.

New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during 2014.

The Company’s management does not believe that any other recently issued pronouncements will have a material effect on the Company’s financial statements.

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3. ACCOUNTS RECEIVABLE

At June 30, 2015 and December 31, 2014, we reported accounts receivable, net, of $280,099 and $0, respectively.

4. INTANGIBLE ASSET - GOODWILL

In accordance with the Asset Purchase agreement on December 19, 2014, the Company recorded goodwill in the amount of $5,000. The Company considers goodwill an indefinite-lived intangible asset and will test for impairment on an annual basis. At June 30, 2015, the Company determined that the intangible asset was not impaired.

5. GENERAL & ADMINISTRATIVE EXPENSES

Our general and administrative expense includes bank service charges, computer and internet expenses, outside services, overhead and various other employee related expenses.

6. UNEARNED REVENUES

Unearned revenue at June 30, 2015 was comprised of unearned revenue from website optimization services.

7. ACCRUED EXPENSES - SALARIES

At June 30, 2015 and December 31, 2014, we reported accrued expenses of $237,406 and $13,889 respectively per the Employment Services Agreements for Gannon Giguiere the CEO, President, Secretary and Director and Michael Rountree the CFO of the Company.

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8. RELATED PARTIES

During December 2014, we entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gannon Giguiere the CEO, President, Secretary and Director of the Company . In conjunction with the Asset Purchase Agreement and in consideration of the purchase of the Assets, we issued 50,000,000 shares of our preferred stock.

Effective December 22, 2014 the Company entered into an Employment Agreement with Gannon Giguiere.

During April 2015, the Company entered into a month to month verbal lease agreement with an entity that is 30.45% owned by the CEO of the Company. The Company incurred expenses of $285 to this entity during the six months ended June 30, 2015.

During the six months ended June 30, 2015, the Company received $21,000 in revenue from an entity that is 12% owned by the CEO of the Company.

During the six months ended June 30, 2015, the Company received $101,099 in revenue from an entity that is 30.45% owned by the CEO and 9.70% owned by the CFO of the Company.

During the six months ended June 30, 2015, the Company’s CEO loaned the Company $22,480 (of which $21,000 has been repaid). The loans bear interest at a 1% interest rate. At June 30, 2015, $1,480 of the loans are outstanding and owed to the CEO and due in December 2015.

9. PREFERRED STOCK

On December 19, 2014 , the Company issued 50,000,000 shares of its Preferred Series A Stock, $0.0001 to Gannon Giguiere the CEO, President, Secretary and Director of the Company in relationship to the Asset Purchase Agreement dated and entered into with Gannon Giguiere on December 19, 2014.

The Company has an accrual of Dividends on preferred shares in the amount of $.0025 per share per annum.  This equates to a $125,000 annual Dividend accrual.  The pro rata affect to this period was an accrual of $31,250 in Dividends due.

10. COMMON STOCK

On December 19, 2014 , the Company issued 50,000,000 shares of its Common Stock, $0.0001 par value as founders’ shares to Gannon Giguiere the CEO, President, Secretary and Director of the Company.

On December 22, 2014 the Company authorized the issuance of 46,000,000 of its Common Stock, $0.0001 par value as shares for services to its executive management team.

On December 22, 2014 the Company authorized the issuance of 1,000,000 of its Common Stock, $0.0001 par value as shares for services to its advisory board.

On December 22, 2014 the Company authorized the issuance of 2,100,000 of its Common Stock, $0.0001 par value as shares for services to employees per employment agreements.

11. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from June 30, 2015 through the date whereupon the financial statements were issued and has determined that there are no items to disclose .

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LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. Their are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

INTERESTS OF NAMED EXPERTS AND COUNSEL

BF Borgers CPA PC a Registered Public Accounting Firm, located at 5400 West Cedar Avenue, Lakewood, CO 80226, phone (303) 953-1454, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements.

Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Delaware General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated hereunder, with respect to the Common Stock offered hereby. Their prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of their Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of their prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the forecasted expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission*.

Securities and Exchange Commission Registration Fee	$464.80
Audit Fees and Expenses	$13,500.00
Legal Fees and Expenses	$37,500.00
Transfer Agent and Registrar Fees and Expenses	$12,000.00
Edgar Filing Fees	$7,500.00
General Administrative Expenses	$15,000.00
Travel Expenses	$9,500.00
Miscellaneous Expenses	$4,535.20
Total	$100,000.00

________

*Estimates only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided by the Delaware Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation's Certificate of Incorporation, Delaware law automatically provides directors with immunity from monetary liabilities. The Company's Certificate of Incorporation does not contain any such limiting language. Excepted from that immunity are:

•	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful;

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

The Certificate of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Delaware against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. Their right of indemnification under the Certificate is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Delaware law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware law or (iv) such indemnification is required to be made pursuant to the Bylaws.

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The Certificate of Incorporation of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Certificate of Incorporation of the Company provides that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

EXHIBITS

The following is a list of exhibits filed as part of their Registration Statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of their Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of their Registration Statement.

3.1	Certificate of Incorporation of Separation Degrees - One, Inc.*
3.2	Bylaws of Separation Degrees - One, Inc. **
4.1	Specimen Stock Certificate**
4.2	Form of Subscription Agreement**
4.3	Certificate of Designation of Series A Preferred Stock**
5.1	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered*
10.1	Management Agreement between the Company and Gannon K. Giguiere*
10.2	Management Agreement between the Company and Michael D. Rountree*
10.3	Asset Purchase Agreement***
23.1	Auditor Consent
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5)

__________

* Previously filed with Form S-1: Acc-no: 0001477932-15-000769.

** Previously filed with Form S-1/A: Acc-no: 0001477932-15-002245.

*** Previously filed with Form S-1/A: Acc-no: 0001477932-15-004274.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to their Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

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4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to their Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on the 26th day of August 2015.

Separation Degrees - One, Inc.

By:	/s/ Gannon K. Giguiere
Name:	Gannon K. Giguiere
Title:	Principal Executive Officer, President, Secretary and Executive Chairman

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed their Registration Statement.

Separation Degrees - One, Inc.

Date: August 26, 2015	By:	/s/ Gannon K. Giguiere
Gannon K. Giguiere
Principal Executive Officer,
President and Secretary and Executive Chairman

Separation Degrees - One, Inc.

Date: August 26 , 2015	By:	/s/ Michael D. Rountree
Michael D. Rountree
Principal Accounting Officer
Chief Financial Officer, Treasurer, and Director

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